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                                                                    Exhibit 10.1


                          [Bank of America Letterhead]



12th December, 1997


Penton Media Ltd
Weybourne House
2 London Street
Chertsey
Surrey
KT6 8AA


FOR THE ATTENTION OF:  Mr. Preston Vice


Dear Sirs,

We are pleased to advise you that we are prepared to place at your disposal an uncommitted facility (the "Facility") not exceeding (pound)17,500,000 (Pounds Sterling Seventeen Million Five Hundred Thousand) (the "Facility Amount") outstanding at any one time on the following terms and conditions. We may, subject to your agreement, amend the Facility Amount and any other terms and conditions of the Facility by notice to you (either in writing or by telephone followed by confirmation in writing).


A.       UTILISATION
         -----------

         Within the Facility Amount, this Facility is available by way of revolving advances in Sterling. Advances shall be for periods of 1, 3 or 6 months as selected by you (or such other periods as we may agree) but are in all cases to mature on a day which is a banking business day in London. We shall require your notification of the period you select for each advance prior to 12 noon London time on the day each advance is made.


B.       INTEREST AND OTHER CHARGES
         ---------------------------

(a) Interest will accrue and be calculated in respect of each advance on the basis of the number of days elapsed (from and including the date of advance to but excluding the date of repayment) and a 365 day year at a rate per annum of one-half-of-one per cent above LIBOR (as conclusively determined by us in good faith) at 11 a.m. London time on the date of that advance.

(b) Interest accrued on each advance shall be paid at its maturity and in addition, if the advance is for a period longer than three months, at three-monthly intervals after the date of the advance.



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C.       GUARANTEE
         ---------

         Your obligations hereunder are to be unconditionally guaranteed at all times by Pittway Corporation ("the Guarantor") under a guarantee (the "Guarantee") in a form and content satisfactory to us.


D.       GENERAL CONDITIONS
         ------------------

         This Facility is subject to the following conditions:

1. This Facility is to be used for acquisition finance/general operating capital purposes.

2. All payments hereunder are to be made in Sterling in immediately available funds to such accounts as we may from time to time select free and clear of and without any withholding or deduction whatsoever, whether in respect of present or future taxes, duties or other charges.

         If you are compelled by law to make any such withholding or deduction you undertake (i) immediately to pay to us such additional amounts as are necessary for us to receive the amount which would have been payable if no such withholding or deduction had been required, (ii) to pay the amount so deducted or withheld to the relevant taxing authority when due and (iii) to provide us with evidence that such taxes, duties or charges have been paid by forwarding to us official receipts within 30 days of payment.

3. The availability of this Facility is at all times subject to our compliance in such manner as we think fit with any and all restrictions, rules, regulations and requests whatsoever of the Bank of England or any other applicable regulatory authority or Governmental agency from time to time in force.

4. You undertake to pay or reimburse to us, on demand, as additional interest any increased cost incurred by us in respect of this Facility as a result of any change in or the introduction of, or any change in the application of, any law, regulation or request (including any relating to tax) and any cost to us (including any reduction in the rate of return on our capital resources) for the time being (as determined by us in our sole discretion) of complying with any reserve, special deposit, cash ratio, liquidity, capital adequacy or any other requirements or requests whatsoever of the Bank of England or any other applicable regulatory authority as affecting transactions hereunder.

5. You agree that in addition to any right of set-off or other general lien or similar right to which we may be entitled at law, we may at any time and without further notice to you combine and consolidate all or any of the accounts with us in your name or to which you are beneficially entitled at any of our branches and in any currency and we may set-off any money whatsoever whether on current or deposit account, which we may at anytime hold for your account or which may be owing to you against any of your liabilities to us whatsoever whether actual or contingent, joint or several, as principal or surety wheresoever owed or held and you hereby irrevocably authorise us to debit any account or accounts which you may have with us all or any amounts due to us in connection with this Facility. Any currency conversions required


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         for the purposes of this paragraph D.5 shall be effected at our spot rate of exchange at 11.00 a.m. on the day of conversion.

6. This Facility is at all times subject to availability of funds to us, as determined by us in our sole discretion.

7. This letter shall be governed by and construed in accordance with English law.

8. It is irrevocably agreed for our exclusive benefit that the courts of England are to have jurisdiction to settle any disputes which may arise out of or in connection with this letter and that accordingly any suit, action or proceeding arising out of or in connection with this letter (in the paragraph referred to as "Proceedings") may be brought in such courts. Nothing in this paragraph shall limit our right to take Proceedings against you in any other court of competent jurisdiction, nor shall the taking of Proceedings in one or more jurisdictions preclude the taking of Proceedings in any other jurisdiction, whether concurrently or not.

9. We are hereby authorised to disclose the contents of this letter, the Guarantee, any notices delivered pursuant to any of the aforesaid and any other information whatsoever in relation to you or the Guarantor or the aforesaid documents and notices if required to do so by any law or regulation or by any request or the requirement (whether or not having the force of law) of any central bank, governmental, monetary or other authority.

10. This letter may be signed in any number of counterparts, all of which, when taken together, shall constitute one and the same document.


E.       SPECIFIC CONDITIONS
         -------------------

         Each advance shall, subject to paragraph F, be repaid to us on the date of its maturity. However, if we agree that a new advance is to be made on such day, you hereby irrevocably instruct us to apply (to the extent necessary) the proceeds of such new advance in or towards making such repayment (but without prejudice to your obligation to repay the maturing advance prior to any such application).


F.       EXPIRY
         ------

1. The Facility shall remain available unless and until we serve notice upon you in writing at any time stating that the Facility is terminated in whole or in part. After service of such notice or at the expiry of any period of notice given to you in that notice, this Facility will cease to be available for any further transactions hereunder to the extent that the same is terminated by that notice.

2. Notwithstanding any other provision of this letter you undertake that, on demand by us on or at any time after such termination, you will:

         (a) repay to us all outstanding advances under this Facility together with accrued interest and any other sums for which you are liable hereunder;


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         (b)      reimburse to us on demand all losses, costs and expenses
                  incurred by us in liquidating and/or re-employing deposits from third parties acquired to make or maintain any advances or any part thereof.

         In the event that default is made in the payment of any sum due hereunder, interest shall accrue on the amount in respect of which such default has been made from the date of default until payment (as well after as before judgement) at the rate of three per cent per annum above the cost to us, as conclusively determined by us, of acquiring such funds from such sources and for such periods as we may decide, and will be due and payable at the end of each such period and, to the extent not paid, shall be compounded and itself attract interest at the aforesaid rate.


G.       CONDITIONS PRECEDENT

         This Facility will be available when we have received the following documents and notified you that we have found them to be satisfactory:

1. A certified true and dated copy of your Memorandum and Articles of Association, Certificate of Incorporation and Certificates of Incorporation on Change of Name.

2. A certified true and dated copy of a Resolution of your Board of Directors authorising:

         (a) Acceptance and performance of this Facility on the terms and conditions set out in this letter;

         (b) An officer of your company to sign a duplicate of this letter (and subsequent amendments) indicating such acceptance (and enclosing specimen signatures);

         (c) A person or persons to operate this Facility (and enclosing specimen signatures);

3. A duplicate of this letter signed in accordance with 2(b) of this paragraph.

4. A certified true and dated copy of a Resolution of the Board of Directors of the Guarantor authorising execution of the guarantee.

5.       The executed guarantee.

We look forward to your reply and to receipt of the documents called for above. If we have not received your reply and satisfactory documents on or before 31st December, 1997 the offer constituted by this letter will lapse.

                                Yours faithfully,



/s/  Keith Thomas                                       /s/ Geraldine Simmons
Keith Thomas                                            Geraldine Simmons
Vice President                                          Credit Officer


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WE HEREBY ACCEPT THE FACILITY OFFERED IN THE LETTER OF WHICH THIS IS A COPY ON
THE TERMS AND CONDITIONS CONTAINED THEREIN AND AGREE TO BE BOUND BY SUCH TERMS AND CONDITIONS AND TO PERFORM ALL OUR OBLIGATIONS THEREUNDER.



/s/  THOMAS L. KEMP                                 [CORPORATE SEAL]
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FOR AND ON BEHALF OF:  PENTON MEDIA LTD



12/12/97
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DATE




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